Exhibit 99.1

NTH Advisory Group, LLC
2587 South Westgate Ave
Los Angeles, CA 90064
Office 310-479-3127
Fax 310-496-3132

January 12, 2007

EW Common, LLC
Florida Hooters, LLC
155 East Tropicana, LLC
115 East Tropicana Avenue
Las Vegas, Nevada 89109

RE:         Hooters Casino Hotel – Las Vegas, NV

Gentlemen:

This letter (“Letter of Intent”) sets forth a summary of terms and conditions under which NTH Advisory Group, LLC, or a nominee in which Richard Bosworth is a principal (“Buyer”), in a joint venture with an institutional investor partner (“Buyer’s II Partner”), would be willing to purchase all of the outstanding membership interests of 155 East Tropicana, LLC (the “Membership Interests”) from the owners of the Membership Interests (“Sellers”), whose primary business is owning and operating the Hooters Casino Hotel, Las Vegas, Nevada (the “Property”). Upon acknowledgment of this Letter of Intent by Sellers, the parties will commence good faith negotiations, with the objective to enter into a definitive agreement for the purchase and sale of the Membership Interests (the “Purchase and Sale Agreement”) on or prior to the expiration of the Inspection Period (defined below). The parties acknowledge and agree that Buyer’s II Partner will be selected by Richard Bosworth, subject to the prior written consent of Sellers, which consent may be withheld for any reason, prior to the execution of the Purchase and Sale Agreement. Buyer recognizes that the Sellers may not want to sell 100% of the Membership Interests, but may desire to remain a member of 155 East Tropicana, LLC (the “Company”) holding a minority interest in the Company.

1.                                       SELLERS represent that they are the sole owners of the Company.

2.                                       PROPERTY: Sellers will cause the Company to provide to Buyer for Buyer’s review during the Inspection Period, copies of all books, records, contracts, leases and other documents relating to the operation of the Property. Buyer understands that the Company will remain liable under all existing debts, leases and contracts, inclusive of the Company’s line of credit; provided that Sellers agree that any indebtedness over $1.5 million drawn on the line of credit will be credited against the Purchase Price (defined below) unless specifically agreed otherwise within the Purchase and Sale Agreement.

3.                                       PURCHASE PRICE: The purchase price to be paid at closing for the Membership Interests (the “Purchase Price”) will be (i) $95 million cash (the “Cash Portion”) and (ii) the payment of any and all sums accrued and unpaid under the license agreements attached hereto as Exhibit B which have been deferred by the Company pursuant to restrictions imposed under the terms of the Indenture or otherwise. The Cash Portion shall be distributed to Sellers in the same manner as if the Company had sold the Company’s assets as described in Section 7.4 of the Company’s Amended and Restated Operating Agreement. Buyer acknowledges the Company’s obligation under the Company’s $130 million in principal amount of 8 ¾% Senior Secured Notes Due 2012 (the “Notes”) and the indenture dated March 29, 2005 governing the Notes (the “Indenture”). Buyer recognizes that the Property is encumbered for the benefit of the holders of the Notes, and the Company will be required to adhere to the covenants and restrictions within the Indenture. Buyer acknowledges that the Buyer will be responsible for paying any “premium” and any other related charges for any Note repurchases required in connection with Buyer’s purchase of the Membership Interests. Buyer will be responsible for the costs associated with any Note solicitation, redemption, repurchase and related administrative and legal costs of Buyer and Sellers.

4.                                       DEPOSITS: Subject to the execution of this Letter of Intent by January 12, 2007, Buyer will deposit One Million One Hundred Twelve Thousand Five Hundred Dollars ($1,112,500) (the “Initial Deposit”) with an agent selected by Buyer and Sellers (the “Escrow Agent”), to be placed in an interest-bearing account (the “Escrow Account”), by February 12, 2007, which represents 50% of the total deposit (the “Total Deposit”) to be required upon completion of the Inspection Period. The Initial Deposit is refundable at anytime to Buyer during the Inspection Period, if Buyer in its sole discretion decides to terminate its interest in the acquisition of the Membership Interests. Upon expiration of the Inspection Period, Buyer will deposit the balance of the Total Deposit in the amount of an additional One Million One Hundred Twelve Thousand Five Hundred Dollars ($1,112,500) with Escrow Agent, to be placed in Escrow Account. Sellers will act in good faith in the negotiation of the Purchase and Sale Agreement and in cooperating with the Buyer’s acquisition due diligence. Following the Inspection Period the Total Deposit will be non-refundable to Buyer and will become the property of Sellers in the event Buyer is unable to close the contemplated transaction pursuant to the terms of the Purchase and Sale Agreement signed by both parties by the end of the Inspection Period. At closing, the Total Deposit and all interest earned thereon will be credited against the Purchase Price.

5.                                       CLOSING DATE: The sale will close as soon as possible upon completion of the Inspection Period but not later than June 30, 2007. As a condition of closing, the parties may be required to negotiate an interim management or lease agreement in order to continue the operation of the casino/hotel until the licenses and approvals necessary for Buyer to operate the Property, including but not limited to gaming and liquor licenses, have been obtained. If Buyer has provided Sellers with adequate proof of commitments for financing the purchase of the Membership Interests and has not received the licenses and approvals necessary for Buyer to operate the Property by June 30, 2007, Buyer has the option to extend the closing on a month to month basis, until April 30th 2008, upon an additional nonrefundable payment of $500,000 per month which will be credited against the Purchase Price at close, payable on July 1st, 2007, and continuing on the 1st of every month thereafter.

6.                                     INSPECTION PERIOD: Sellers shall obtain and provide to Buyer, to the extent available, each of the items listed in Exhibit A within five (5) business days after execution of this Letter of Intent. Upon execution of this Letter of Intent, Buyer shall have sixty (60) calendar days to inspect and approve the form and substance of all due diligence items for the Property, including but not limited to the items listed in Exhibit A (the “Inspection Period”). During the Inspection Period, Buyer may elect to disapprove the proposed transaction for any reason within its sole and absolute discretion. Upon written notice from Buyer of disapproval of the proposed transaction, the parties will have no further obligations to one another and Initial Deposit will be returned to Buyer. During the Inspection Period, Buyer and Sellers will work in good faith to enter into the Purchase and Sale Agreement.

Buyer will not unreasonably interfere with ordinary operations of the Property and will repair any damage caused to the Property in the course of Buyer’s inspections. Buyer will indemnify and hold Sellers harmless from any claim for personal injury, property damage or loss, or lien claim asserted by any person or entity and caused by acts or omissions of Buyer or its representatives or independent contractors in the course of Buyer’s inspection of the Property prior to closing. Buyer will give Sellers reasonable advance notice and will obtain written permission from Sellers prior to entry by Buyer or its representatives or independent contractors on the Property for purposes of inspection. Buyer will not discuss transactions contemplated by this Letter of Intent with the Company’s employees without the Company’s prior written consent.

7.                                       DISCLOSURE: Buyer and Sellers acknowledge the obligation of the Company under current securities laws to disclose the terms of this Letter of Intent and to attach a copy of this Letter of Intent with certain reports filed by the Company with the Securities and Exchange Commission.

8.                                       LIQUOR AND OTHER BUSINESS LICENSES: Prior to the closing, Sellers will cooperate with Buyer at Buyer’s sole expense in the transferring, maintaining or obtaining of any and all liquor, food operation, and other licenses currently in effect at the Property.

9.                                       TERMINATION: Notwithstanding any other provisions hereof to the contrary, this Letter of Intent will terminate on the earlier of (i) the expiration of the Inspection Period if the Total Deposit is not paid, (ii) the execution of the Purchase and Sale Agreement or (iii) Buyer’s election to disapprove the proposed transaction pursuant to Paragraph 6.

10.                                 BROKER: Neither Buyer nor Sellers are or will be represented by a broker in the transaction.

11.                                 CASH ASSETS:The parties agree that upon closing the Company will have current assets and current liabilities in an amount to be agreed upon by the parties. The amount is expected to equal an amount typically required for the operation of the Property as shown on the Company’s consolidated balance sheet and is anticipated to be approximately $4.3 million.

12.                                 EXCLUSIVE PURCHASE RIGHT: The parties agree that Buyer will have an exclusive right to negotiate the purchase of the Membership Interests until March 13, 2007.

If this Letter of Intent meets with your approval, please sign where indicated and return to the address above within five (5) business days of the date hereof. Upon acceptance of this Letter of Intent by Sellers, Buyer will commence preparation of the initial draft of the Purchase and Sale Agreement.

We are excited about the opportunity to work with you on the acquisition of the Membership Interests and look forward to structuring a transaction which meets our mutual needs.

Sincerely,

/s/ Richard Bosworth

Richard Bosworth

NTH Advisory Group, LLC

[Signature page follows]

Agreed to this 12th day of January, 2007

Sellers
EW Common LLC, a Nevada limited liability company
By:	Eastern & Western Hotel Corporation, a Nevada Corporation
Its:	Member

	By:	/s/ Michael J. Hessling
Michael J. Hessling, Executive Vice-President

Florida Hooters LLC, a Nevada limited liability company
By:	Hooters Gaming LLC, a Nevada limited Liability Company
Its:	Member

	By:	HG Casino Management Inc., a Nevada corporation
	Its:	Manager

		By:	/s/ Neil G. Kiefer
Neil G. Kiefer, President

Company
155 East Tropicana, LLC, a Nevada limited liability company

By:	/s/ Neil G. Kiefer
Neil G. Kiefer, CEO

EXHIBIT A

PRELIMINARY DUE DILIGENCE ITEMS TO BE REVIEWED BY BUYER
(Except where noted, all items to be provided by Sellers).

1.                                      2006 YTD statement of operations and forecast through year end. 2007 operating budget/forecast to the extent they exist. Sellers will also provide monthly statements of operations for 2006 and 2007 and through the month of closing (the latter to be provided subsequent to the closing).

2.                                      A copy of all franchise agreements, permits, management agreements, employment contracts, service contracts, leases, and other contracts, permits, licenses and agreements relating to the Property, including all amendments and modifications thereto, which may survive the closing date, including, if applicable, copies of the existing franchise agreement and the most recent quality assurance, property inspection reports prepared by franchisor.

3.                                      The most recent preliminary title insurance report in customary form, together with copies of all instruments constituting exceptions to title listed therein.

4.                                      Any existing survey of the land included in the Property, together with any easements benefiting the Property, and shall reflect the physical location of the Property and all improvements thereon, together with all utility lines, parking areas, easements of record or in existence, and encroachments.

5.                                      Hooters conversion renovation contract and all related design and construction documents and engineering reports.

6.                                      Any appraisals studies conducted since April 2004.

7.                                      Any existing environmental reports related to the Property in the possession of the Company or its agents.

8.                                      All architectural, construction and renovation plans, surveys, and existing title insurance policies relating to the Property in the Company’s possession.

9.                                      Copies of the most recent two property tax bills for the Property, together with any and all assessments, and utility billings to the Property for the last 12 months.

10.                                A descriptive summary of all pending or threatened litigation affecting the Property.

11.                                Such other items of examination and approval relating to the Property as may be requested, which will be delivered within 5 business days of the request.

EXHIBIT B

LICENSE AGREEMENTS

1.                                       License Agreement, dated March 21, 2001, as amended, between HI Limited Partnership, a Florida limited partnership (“HI Limited), as licensor, and Hooters Gaming Corporation, a Nevada corporation (“HGC”), as licensee, granting an exclusive license to use the Hooters brand in connection with gaming, casino and/or combined hotel, gaming and casino operations, including the right to operate a Hooters restaurant subject to the consent of Las Vegas Wings, Inc., a Nevada corporation (“LVW”);

2.                                       Consent Agreement, dated July 30, 2004, between LVW and HGC, providing consent to HGC for operation of a Hooters restaurant at the Property;

3.                                       Amended and Restated Mark License Agreement, dated March 9, 2005, between Lags Ventures, Inc., as licensor, and Florida Hooters, LLC (“Florida Hooters”), as licensee, granting licensee a license to use the Dan Marino’s Fine Food & Spirits and/or Martini Bar brands at the Property;

4.                                       Amended and Restated Assignment Agreement, dated March 9, 2005, between HGC and Florida Hooters, pursuant to which HGC assigned to Florida Hooters all of its rights under the License Agreement (referred to in 1 above), and the Consent Agreement (referred to in 2 above) solely for use at the Property;

5.                                       Amended and Restated Assignment Agreement, dated March 9, 2005, between Florida Hooters and the Company, pursuant to which Florida Hooters assigned to the Company all of the rights that it has, pursuant to the Assignment Agreement (referred to in 4 above), under the License Agreement (referred to in 1 above) and the Consent Agreement (referred to in 2 above), and the Mark License Agreement (referred to in 3 above);

6.                                       License Agreement dated March 11, 2005, between Pete & Shorty’s, Inc., a Florida corporation, as licensor, and the Company, as licensee granting a nonexclusive, nontransferable license to use the Pete & Shorty’s mark in connection with a restaurant, bar, and lounge in the Hooters Casino Hotel in Las Vegas and affiliated merchandise, entertainment and casino services; and

7.                                       Affirmation and Acknowledgement, dated March 9, 2005, by HGC to the Company, pursuant to which HGC agreed not to operate, license or assign its rights under the License Agreement (referred to in 1 above) to any other person for operation of a casino (x) in Clark County, Nevada, for a period of four (4) years commencing on the date of the Indenture or such earlier time as the Notes are no longer outstanding or (y) on the Las Vegas Strip from the date thereof until the Notes are no longer outstanding.